Exhibit 10.18

Sub-plan for Israeli Participants

Pagaya Technologies Ltd. 2022 Share Incentive Plan

1.          General:

1.1          This Israeli Sub-Plan (the “Israeli Sub-Plan”) shall apply only to Participants who are both (a) residents of the State of Israel or those who are deemed to be residents of the State of Israel for tax purposes and (b) employees, directors, officers consultants, advisors or contractors (collectively, “Israeli Participants”) of the Company. This Israeli Sub-Plan is adopted in connection with the “Pagaya Technologies Ltd.  2022 Share Incentive Plan” (the “Plan”), and the provisions specified hereunder shall form an integral part of the Plan, which applies to the grant of Awards.

1.2          This Israeli Sub-Plan is to be read as a continuation of the Plan and only modifies the terms of Awards granted to Israeli Participants so that they comply with the requirements set by Israeli law in general, and in particular with the provisions of the Israeli Tax Ordinance (as defined below), as may be amended or replaced from time to time. For the avoidance of doubt, this Israeli Sub-Plan does not add to or modify the Plan in respect of any other category of Participants.

1.3          The Plan and this Israeli Sub-Plan are complementary to each other and shall be deemed as one. In any case of contradiction with respect to Awards granted to Israeli Participants, whether explicit or implied, between the provisions of this Israeli Sub-Plan and the Plan, the provisions set out in this Israeli Sub-Plan shall prevail.

1.4          Any capitalized term not specifically defined in this Israeli Sub-Plan shall be construed according to the definition or interpretation given to it in the Plan.

2.          Definitions:

“102 Award” means a grant of an Award to an Israeli employee, director or officer of the Company, other than to a Controlling Shareholder, pursuant to the provisions of Section 102 of the Tax Ordinance, the 102 Rules, and any other regulations, rulings, procedures or clarifications promulgated thereunder, or under any other section of the Tax Ordinance that will be relevant for such issuance in the future; provided, however, that such Awards shall not be settled in cash in respect of Israeli Participants.

“102(c) Award” means a 102 Award that will not be subject to a Taxation Route, as detailed in Section 102(c) of the Tax Ordinance.

“3(i) Award” means a grant of an Award to an Israeli consultant, contractor or a Controlling Shareholder of the Company, pursuant to the provisions of Section 3(i) of the Tax Ordinance and the rules and regulations promulgated thereunder, or any other section of the Tax Ordinance that will be relevant for such issuance in the future.

“Affiliate” means, with respect to Israeli Participants, any entity (i) that holds at least 10% of the outstanding share of the Company’s Ordinary Shares or of its voting power, or (ii) in which the Company holds at least 10% of the outstanding share capital or voting power, or (iii) in which an entity described in clause (i) above holds at least 10% of its outstanding share capital or voting power, and – in each case – which is an “Affiliate” as defined in the Plan.

“Beneficial Holder” means the Israeli Participant for the benefit of whom the Trustee holds an Award in Trust.

“Capital Gains Route” means the capital gains tax route under Section 102(b)(2) of the Tax Ordinance.

“Controlling Shareholder” means a “controlling shareholder” of the Company, as such term is defined in Section 32(9)(a) of the Tax Ordinance.

“Exercised Shares” means a Share issued upon exercise of an Award or vesting of an Award, as applicable, or, if applicable, a freely transferable Share issued to a Participant not resulting from another type of Award.

“Minimum Trust Period” means the minimum period of time required under a Taxation Route for Awards and/or Exercised Shares to be held in Trust in order for the Beneficial Holder to enjoy to the fullest extent the tax benefits afforded under such Taxation Route, as prescribed at any time by Section 102 of the Tax Ordinance.

“Ordinary Income Route” means the ordinary income route under Section 102(b)(1) of the Tax Ordinance.

“Rights” means rights issued in respect of Exercised Shares.

“102 Rules” means the Israeli Income Tax Rules (Tax Relief in Issuance of Shares to Employees), 2003, as amended.

“Taxation Route” means each of the Ordinary Income Route or the Capital Gains Route.

“Tax Ordinance” means the Israeli Income Tax Ordinance [New Version], 1961, as amended.

“Trust” means the holding of an Award or Exercised Share by the Trustee in Trust for the benefit of the Beneficial Holder, pursuant to the instructions of a Taxation Route.

“Trustee” means a trustee designated by the Board in accordance with the provisions of Section 3 below and, with respect to 102 Awards, approved by the Israeli Tax Authorities.

3.          Administration:

3.1          Subject to the general terms and conditions of the Plan, the Tax Ordinance and any other applicable laws and regulations, the Board shall have the full authority in its discretion, from time to time and at any time, to determine:

               (a)          With respect to grants of 102 Awards - whether the Company shall elect the Ordinary Income Route or the Capital Gains Route for grants of 102 Awards, and the identity of the trustee who shall be granted such 102 Awards in accordance with the provisions of the Plan and the then prevailing Taxation Route.

                    In the event the Board determines that the Company shall elect one of the Taxation Routes for grants of 102 Awards, all grants of 102 Awards made following such election shall be subject to the elected Taxation Route, and the Company shall be entitled to change such election only following the lapse of one year from the end of the tax year in which 102 Awards are first granted under the then prevailing Taxation Route or following the lapse of any shorter or longer period, if provided by law; and

               (b)         With respect to the grant of 102 (c) and 3(i) Awards - whether or not such Awards shall be granted to a trustee in accordance with the terms and conditions of the Plan, and the identity of the trustee who shall be granted such Awards in accordance with the provisions of the Plan.

              3.2          Notwithstanding the aforesaid, the Board may, from time to time and at any time, grant 102(c) Awards.

4.          Grant of Awards and Issuance of Exercised Shares:

Subject to the provisions of the Tax Ordinance and applicable law:

(a)          All grants of Awards to Israeli employees, directors and officers of the Company, other than to a Controlling Shareholder, shall be of 102 Awards; and

(b)          All grants of Awards to Israeli consultants, contractors or Controlling Shareholders of the Company, shall be of 3(i) Awards.

5.          Trust:

5.1          General.

    (a)          In the event Awards are deposited with a Trustee, the Trustee shall hold each such Award and any Exercised Shares in Trust for the benefit of the Beneficial Holder.

    (b)          In accordance with Section 102, the tax benefits afforded to 102 Awards (and any Exercised Shares) in accordance with the Ordinary Income Route or Capital Gains Route, as applicable, shall be contingent upon the Trustee holding such 102 Awards for the applicable Minimum Trust Period.

(c)          With respect to 102 Awards granted to the Trustee, the following shall apply:

(i)          A Participant granted 102 Award shall not be entitled to sell the Exercised Shares or to transfer such Exercised Shares (or such 102 Awards) from the Trust prior to the lapse of the Minimum Trust Period; and

(ii)          Any and all Rights shall be issued to the Trustee and held thereby until the lapse of the Minimum Trust Period, and such Rights shall be subject to the Taxation Route which is applicable to such Exercised Shares.

(d)          Notwithstanding the aforesaid, Exercised Shares or Rights may be sold or transferred, and the Trustee may release such Exercised Shares or Rights from Trust, prior to the lapse of the Minimum Trust Period, provided that tax is paid or withheld in accordance with Section 102 of the Tax Ordinance and Section 7 of the 102 Rules, and any other provision in any other section of the Tax Ordinance and any regulation, ruling, procedure and clarification promulgated thereunder that will be applicable, from time to time.

(e)          The Company shall register the Exercised Shares issued to the Trustee pursuant to the Plan in the name of the Trustee for the benefit of the Israeli Participants, in accordance with any applicable laws, rules and regulations, until such time that such Exercised Shares are released from the Trust as herein provided.

If the Company shall issue any certificates representing Exercised Shares deposited with the Trustee under the Plan, then such certificates shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Exercised Shares are released from the Trust as herein provided.

(f)          Subject to the terms hereof, at any time after the Awards are exercised or vested, with respect to any Exercised Shares the following shall apply:

(i)          Upon the written request of any Beneficial Holder, the Trustee shall release from the Trust the Exercised Shares issued, on behalf of such Beneficial Holder, by executing and delivering to the Company, such instrument(s) as the Company may require, giving due notice of such release to such Beneficial Holder; provided, however, that the Trustee shall not so release any such Exercised Shares to such Beneficial Holder unless the latter, prior to, or concurrently with, such release, provides the Trustee with evidence, satisfactory in form and substance to the Trustee, that payment of all taxes, if any, required to be paid upon such release has been secured.

(ii)          Alternatively, subject to the terms hereof, provided the Exercised Shares are listed on a national securities exchange, upon the written instructions of the Beneficial Holder to sell any Exercised Shares, the Company and/or the Trustee shall use their reasonable efforts to effect such sale and shall transfer such Exercised Shares to the purchaser thereof concurrently with the receipt of, or after having made suitable arrangements to secure, the payment of the proceeds of the purchase price in such transaction. The Company, and/or the Trustee, as applicable, shall withhold from such proceeds any and all taxes required to be paid in respect of such sale, shall remit the amount so withheld to the appropriate tax authorities and shall pay the balance thereof directly to the Beneficial Holder, reporting to such Beneficial Holder the amount so withheld and paid to said tax authorities.

5.2         Voting Rights. Unless determined otherwise by the Board, so long as the Trustee holds the Exercised Shares, the voting rights (if any) attached to such Exercised Shares will remain with the Trustee. However, the Trustee shall not be obligated to exercise such voting rights nor notify the Israeli Participant of any Exercised Shares held in the Trust of any meeting of the Company’s shareholders or any resolutions adopted by written consent of the shareholders.

               Without derogating from the above, with respect to 102 Awards, such shares shall be voted in accordance with the provisions of Section 102 and any rules, regulations or orders promulgated thereunder.

5.3          Dividends. Subject to any applicable law, tax ruling or guidelines of the Israeli Tax Authority, as applicable, so long as the Exercised Shares deposited with the Trustee on behalf of a Beneficial Holder are held in the Trust, the cash dividends paid or distributed with respect thereto shall be distributed directly to such Beneficial Holder, subject further to any applicable taxation on distribution of dividends, and subject to the applicable provisions of Section 102 of the Tax Ordinance, the 102 Rules and the regulations or orders promulgated thereunder.

5.4          Notice of Exercise. With respect to a 102 Award held in the Trust, a copy of any notice of exercise shall be provided to the Trustee, in such form and method as may be determined by the Trustee in accordance with the requirements of Section 102 of the Tax Ordinance.

6.          Award Agreement:

6.1          The Award Agreement shall state, inter alia, whether the Awards granted to Israeli Participants are 102 Awards (and in particular whether the 102 Awards are granted under the Ordinary Income Route, the Capital Gains Route or as 102(c) Awards), or 3(i) Awards. Each Award Agreement evidencing a 102 Award shall be subject to the provisions of the Tax Ordinance applicable to such awards.

6.2          Furthermore, each Israeli Participant of a 102 Award under a Taxation Route shall be required: (i) to execute a declaration stating that he or she is familiar with the provisions of Section 102 of the Tax Ordinance and the applicable Taxation Route; and (ii) to undertake not to sell or transfer the Awards and/or the Exercised Shares prior to the lapse of the applicable Minimum Trust Period, unless he or she pays all taxes that may arise in connection with such sale and/or transfer.

7.          Sale:

In the event of a Change in Control, with respect to Exercised Shares held in Trust the following procedure will be applied: The Trustee will transfer the Exercised Shares held in Trust and sign any document in order to effectuate the transfer of such Exercised Shares, including share transfer deeds; provided that the Trustee receives a notice from the Company specifying that: (i) a Change in Control has occurred and therefore the Trustee is obligated to transfer the Exercised Shares held in Trust; (ii) the Company, is obligated to withhold at the source all taxes required to be paid upon release of the Exercised Shares from the Trust and to provide the Trustee with evidence, satisfactory to the Trustee, that such taxes indeed have been paid; and (iii) the Company is obligated to cause the consideration for the Exercised Shares (less applicable tax and compulsory payments) to be paid, directly or indirectly, to the Beneficial Holders.

8.          Limitations on Transfer:

Notwithstanding anything to the contrary in the Plan, as long as Awards and/or Exercised Shares are held by the Trustee on behalf of the Israeli Participant, all rights of the Israeli Participant over the Exercised Shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or pursuant to the laws of descent and distribution.

9.          Taxation:

9.1          Any tax consequences arising from the grant, or registration of any Award, payment for Exercised Shares covered thereby or from any other event or act (of the Company, or the Trustee or the Israeli Participant) hereunder shall be borne solely by the Israeli Participant (including, without limitation, Israeli Participant’s social security and national health insurance payments, if applicable). The Company and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, without derogating from the provisions of the Plan or this Israeli Sub-Plan, the Israeli Participant shall indemnify the Trustee and hold it harmless against and from any and all liability for any such tax, including, without limitation, monetary liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Israeli Participant.

9.2          The Trustee shall not be required to release any Awards and/or Exercised Shares (or Exercised Share certificates) to an Israeli Participant until all required tax payments have been fully made or secured.

9.3          With regards to 102 Awards, any provision of Section 102 of the Tax Ordinance, the 102 Rules and the regulations or orders promulgated thereunder that is necessary in order to receive and/or to preserve any tax treatment pursuant to Section 102 of the Tax Ordinance, which is not expressly specified in the Plan or in this Israeli Sub-Plan, shall be considered binding upon the Company and the Israeli Participant.

9.4          Guarantee. In the event that a 102(c) Award is granted to an Israeli Participant, if the Israeli Participant’s employment or service is terminated, for any reason, such Israeli Participant shall provide the Company, to its full satisfaction, with a guarantee or collateral securing the future payment of all Taxes required to be paid upon the transfer or sale of the Exercised Shares received upon exercise of such 102(c) Award, all in accordance with the provisions of Section 102 of the Tax Ordinance, the 102 Rules and the regulations or orders promulgated thereunder.

10.          Termination of Continuous Service Relationship:

It is hereby clarified that the termination of service relationship of an Israeli Participant who is an employee of the Company, shall be the termination of the employee-employer relationship between the Israeli Participant and the Company.

11.	Governing Law:

The validity and enforceability of this Israeli Sub-Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the provisions governing conflict of laws, except to the extent that mandatory provisions of the laws of the State of Israel apply, such as tax laws and labor laws.

12.	Compliance with Applicable Laws:

This Israeli Sub-Plan shall be subject to all applicable laws. The grant of Awards and Exercised Shares under this Israeli Sub-Plan shall entitle the Company to require Israeli Participants to comply with such applicable laws as may be necessary. Furthermore, the grants of any Award under this Israeli Sub-Plan shall be subject to the procurement by the Company of all approvals and permits required by regulatory authorities having jurisdiction over this Israeli Sub-Plan and the Awards granted hereunder.

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